Exhibit 10.2

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of July 30, 2012 and is effective as of the Amendment Effective Date (as defined in Section 6), by and among SYNTA PHARMACEUTICALS CORP., a Delaware corporation (“Borrower”), SYNTA SECURITIES CORP., a Massachusetts corporation (“Guarantor”; together with the Borrower, each a “Loan Party” and, collectively, the “Loan Parties”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, acting in its capacity as agent (“Agent”) for the lenders under the Loan Agreement (as defined below) (“Lenders”), and the Lenders.

W I T N E S S E T H:

WHEREAS, the Loan Parties, Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of September 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein have the meanings given to them in the Loan Agreement except as otherwise expressly defined herein), pursuant to which Lenders have agreed to provide to Borrower certain loans and other extensions of credit in accordance with the terms and conditions thereof; and

WHEREAS, the Loan Parties have requested that Agent and Lenders amend a certain provision of the Loan Agreement, and Agent and Lenders are willing to grant such requests in accordance with, and subject to, the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Loan Parties, Lenders and Agent hereby agree as follows:

1.                                      Acknowledgment of Obligations.  Borrower hereby acknowledges, confirms and agrees that all Term Loans made prior to the date hereof, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges owing by Borrower to Agent and Lenders under the Loan Agreement and the other Debt Documents, are unconditionally owing by Borrower to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally.

2.                                      Amendment to Loan Agreement.  Subject to the terms and conditions of this Amendment, including, without limitation, the conditions precedent to effectiveness set forth in Section 6 below, the Loan Agreement is hereby amended as follows:

(a)                                  Section 3.4(c) of the Loan Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

Effect of Occurrence of IP Security Interest Event.  After August 1, 2012, immediately upon the occurrence, if at all, of an IP Security Interest Event (1)

Borrower shall automatically and irrevocably and without any further action by Agent or any other party be deemed to pledge and grant to Agent a continuing first priority lien on and security interest in, upon, and to all right, title and interest of Borrower in and to all now owned and hereafter acquired Intellectual Property, (2) Agent shall be automatically authorized to file any UCC financing statements or financing statement amendments to perfect such security interest in Intellectual Property, (3) the IP Security Agreements delivered to the Agent in escrow on the Closing Date pursuant to Section 4.1(g) shall be automatically released from escrow and Agent shall be automatically authorized to file such IP Security Agreements (the schedules to which may be updated by Agent if Borrower acquires or develops additional Intellectual Property between the Closing Date and the IP Security Interest Event) with the United States Patent and Trademark Office or United States Copyright Office, as applicable, and (4) Borrower shall promptly execute such other agreements and take such other actions as Agent may reasonably request to establish, evidence or perfect Agent’s security interest in the Intellectual Property.

3.                                      Representation and Acknowledgement Regarding IP Security Interest Event.  The Loan Parties represent and warrant to the Agent and Lenders that, prior to giving effect to the amendment to the Loan Agreement set forth in this Amendment, no IP Security Interest Event has occurred at any time prior to the Amendment Effective Date.  Further, the Loan Parties acknowledge and agree that (a) Agent and Lender’s willingness to retroactively amend Section 3.4(c) of the Loan Agreement set forth in Section 2 above shall not be interpreted or deemed to constitute a course of conduct or course of dealing as it relates to any future IP Security Interest Event; and (b) Agent and Lenders shall continue to have all rights set forth in the Loan Agreement and other Debt Documents with respect to the occurrence of any future IP Security Interest Event.

4.                                      No Other Consents or Amendments.  Except for the amendment set forth and referred to in Section 2 above, the Loan Agreement and the other Debt Documents shall remain unchanged and in full force and effect.  Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of Borrower’s or Guarantor’s Obligations or to modify, affect or impair the perfection or continuity of Agent’s security interests in, security titles to or other liens, for the benefit of itself and the Lenders, on any Collateral for the Obligations.

5.                                      Representations and Warranties.  To induce Agent and Lenders to enter into this Amendment, each Loan Party does hereby warrant, represent and covenant to Agent and Lenders that after giving effect to this Amendment (a) each representation or warranty of the Loan Parties set forth in the Loan Agreement is hereby restated and reaffirmed as true and correct in all material respects (without duplication of any materiality qualifier contained therein)   on and as of the date hereof as if such representation or warranty were made on and as of the date hereof (except to the extent that any such representation or warranty expressly relates to a prior specific date or period), (b) no Default or Event of Default has occurred and is continuing as of the date hereof and (c) each Loan Party has the power and is duly authorized to enter into, deliver and perform this Amendment and this Amendment is the legal, valid and binding obligation of each Loan Party enforceable against each Loan Party in accordance with its terms.

6.                                      Conditions Precedent to Effectiveness of this Amendment.  This Amendment shall become effective as of June 1, 2012 (the “Amendment Effective Date”) upon satisfaction of the following conditions:

(a)                                  Agent shall notify Borrower in writing that Agent has received one or more counterparts of this Amendment duly executed and delivered by the Loan Parties, Agent and Lenders, in form and substance satisfactory to Agent and Lenders;

(b)                                 Both before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;

(c)                                  Agent shall have received an amendment fee in immediately available funds in the amount of $15,000.00, for benefit of the Lenders in accordance with their Pro Rata Shares, which fee shall be fully earned and non-refundable when paid; and

(d)                                 Agent shall have received all other documents and instruments as Agent or any Lender may reasonably deem necessary or appropriate to effectuate the intent or purpose of this Amendment.

7.                                      Release.

(a)                                  In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively, as the “Releasees” and individually, as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Loan Party or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the Amendment Effective Date, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement or any of the other Debt Documents or transactions thereunder or related thereto.

(b)                                 Each Loan Party understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)                                  Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

8.                                      Covenant Not To Sue.  Each Loan Party, on behalf of itself and its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Loan Parties pursuant to Section 7 above.  If any Loan Party or any of its respective successors, assigns or other legal representatives violates the foregoing covenant, each Loan Party, for itself and its successors, assigns and legal representatives, jointly and severally agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

9.                                      Advice of Counsel.  Each of the parties represents to each other party hereto that it has discussed this Amendment with its counsel.

10.                               Severability of Provisions.  In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

11.                               Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

12.                               GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

13.                               Entire Agreement.  The Loan Agreement as and when amended through this Amendment embodies the entire agreement between the parties hereto relating to the subject matter thereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

14.                               No Strict Construction, Etc.  The parties hereto have participated jointly in the negotiation and drafting of this Amendment.  In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment.  Time is of the essence for this Amendment.

15.                               Costs and Expenses.  Loan Parties absolutely and unconditionally agree, jointly and severally, to pay or reimburse upon demand for all reasonable fees, costs and expenses incurred by Agent and the Lenders that are Lenders on the Closing Date in connection with the preparation, negotiation, execution and delivery of this Amendment and any other Debt Documents or other agreements prepared, negotiated, executed or delivered in connection with this Amendment or transactions contemplated hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Loan and Security Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.

BORROWER:

SYNTA PHARMACEUTICALS CORP.

By:	/s/ Keith Ehrlich
Name: Keith Ehrlich
Title: Chief Financial Officer

GUARANTOR:

SYNTA SECURITIES CORP.

By:	/s/ Keith Ehrlich
Name: Keith Ehrlich
Title: Director

SYNTA PHARMACEUTICALS CORP.

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE

AGENT AND LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Alan M. Silbert
Name: Alan M. Silbert
Title: Its Duly Authorized Signatory

SYNTA PHARMACEUTICALS CORP.

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE

LENDER:

MIDCAP FUNDING III, LLC

By:	/s/ Luis Viera
Name: Luis Viera
Title: Managing Director

SYNTA PHARMACEUTICALS CORP.

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE